EXHIBIT 99

                                                                  [LOGO OMITTED]

                                                                      EARTHSHELL
                                                                     CORPORATION

FOR IMMEDIATE RELEASE
CONTACTS:

                  Media Inquiries:                    Investor Inquiries:
                  Cindy Eikenberg                     (866) 438-3784
                  Manager of Public Relations         investor@earthshell.com
                                                      -----------------------
                  EarthShell Corporation
                  (410) 847-9420
                  www.earthshell.com
                  ------------------

                  Media Inquiries:
                  Victoria Grantham
                  Euro RSCG Middleberg
                  (212) 699-2520
                  earthshell@middleberg.com
                  --------------------------

   EARTHSHELL(R) CORPORATION ANNOUNCES SECOND-QUARTER 2003 RESULTS & SCHEDULES
                      SHAREHOLDER CALL TO DISCUSS PROGRESS

             EarthShell Increases Focus on Technology Licensing and
                     Significantly Reduces Operating Costs

SANTA BARBARA, CA, AUGUST 15, 2003 - EarthShell Corporation (NASDAQ: ERTH), innovators of food service packaging designed with the environment in mind, today announced financial and operating results for the second quarter and six-months ended June 30, 2003.

The second quarter net loss for fiscal year 2003 was $3.6 million, or $0.02 per share, compared to a net loss of $7.2 million, or $0.05 per share, for the second quarter of fiscal year 2002, an improvement of 50% over the prior year period.

For the six months ended June 30, 2003, EarthShell incurred a net loss of $10.4 million, or $0.07 per share, compared to a net loss of $17.4 million, or $0.13 per share, for the same period in 2002. The results for the first six months of 2003 included approximately $2.2 million of charges related to a financing transaction in March of 2003 in which the Company extinguished $7.2 million of its prior convertible debentures and raised approximately $11 million of unrestricted net proceeds through the sale of convertible debentures and common stock.


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

As of June 30, 2003, EarthShell had $3.6 million of unrestricted cash and short-term investments and total cash of $7.6 million. Sales of EarthShell Packaging(R) plates, bowls and foodwraps totaled approximately $300,000 in the first six months of 2003.

"Management's cost reduction efforts were evident in the first quarter of 2003 and continued strongly into the second quarter," said Scott Houston, chief financial officer. "Second quarter operating expenses were approximately 20% less than first quarter expenses, and less than half of second quarter 2002 operating expenses. With further actions being taken in August, we expect monthly cash operating expenses to be well below $500,000 per month by the end of the third quarter and in line with our business plan."

In keeping with its commitment to transition to its licensing business model, the Company concluded its day-to-day support for manufacturing activities in early August. As a result, the Company has significantly reduced operating costs, including a reduction in staff of approximately 40%. Orders from customers will be filled from existing inventories while the Company negotiates final agreements with current and other potential licensees.

"Now is the right time for the Company to expand its efforts in licensing its technology," said Vincent J. Truant, president and chief operating officer. "All future manufacturing and production will be the responsibility of current or new licensees as they acquire capacity and produce EarthShell Packaging in their own facilities."

EarthShell will discuss the second quarter and six-month results via teleconference at 4:15 pm Eastern Time/1:15 pm Pacific Time on Thursday, August 21, 2003. All callers should dial (913) 981-5559 (no passcode required). A replay will be made available for 48 hours beginning at 4:15pm Pacific Time / 7:15 pm Eastern Time. To access the replay, dial 719-457-0820 (passcode:
708235). A live audio webcast and replay will also be made available on the EarthShell website at www.earthshell.com/html/investor/index.html.

EarthShell Corporation is a development stage company engaged in the licensing and commercialization of proprietary composite material technology for the manufacture of foodservice disposable packaging, including cups, plates, bowls, hinged-lid containers, and sandwich wraps. In addition to certain environmental characteristics, EarthShell Packaging(R) is designed to be cost and performance competitive compared to other foodservice packaging materials.

For more information, please visit our web site at www.earthshell.com.

                                      # # #


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

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties of other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recent Form 10-K and other documents filed by the Company with the Securities and Exchange Commission.


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

                             EARTHSHELL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEETS

                                                                                                 JUNE 30,        DECEMBER 31,
                                                                                                   2003              2002
                                                                                              -------------     -------------
                                                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS
      Cash and cash equivalents ..........................................................    $   3,616,879     $     111,015
      Restricted cash ....................................................................        4,009,000        12,500,000
      Prepaid expenses and other current assets ..........................................          690,763           570,802
                                                                                              -------------     -------------
           Total current assets ..........................................................        8,316,642        13,181,817
PROPERTY AND EQUIPMENT, NET ..............................................................        4,250,018         4,476,174
INVESTMENT IN JOINT VENTURE ..............................................................          217,755           366,012
                                                                                              -------------     -------------
TOTALS ...................................................................................    $  12,784,415     $  18,024,003
                                                                                              =============     =============
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
      Accounts payable and accrued expenses ..............................................    $   5,470,170     $   7,904,957
      Payable to related party ...........................................................             --             578,779
      Accrued purchase commitment ........................................................        3,500,000         3,500,000
      Notes payable to related party .....................................................             --           1,745,000
      Convertible debentures .............................................................          447,063         7,767,953
                                                                                              -------------     -------------
           Total current liabilities .....................................................        9,417,233        21,496,689
PAYABLES TO RELATED PARTY ................................................................          968,801              --
WARRANT OBLIGATION .......................................................................          486,659              --
CONVERTIBLE DEBENTURES ...................................................................        7,851,057              --
NOTES PAYABLE TO RELATED PARTY ...........................................................        2,485,202              --
                                                                                              -------------     -------------
           Total liabilities .............................................................       21,208,952        21,496,689
STOCKHOLDERS' DEFICIT
Preferred stock, $.01 par value, 10,000,000 shares authorized; 9,170,000 Series
     A shares designated; no shares issued and outstanding as of June 30, 2003
     and December 31, 2002 ...............................................................             --                --
Common stock, $.01 par value, 200,000,000 shares authorized; 158,426,205 and 144,655,641 shares issued and outstanding as of June 30, 2003
     and December 31, 2002, respectively .................................................        1,584,262         1,446,556
Additional paid-in common capital ........................................................      296,236,735       290,931,330
Deficit accumulated during the development stage .........................................     (306,212,851)     (295,833,940)
Accumulated other comprehensive loss .....................................................          (32,683)          (16,632)
                                                                                              -------------     -------------
      Total stockholders' deficit ........................................................       (8,424,537)       (3,472,686)
                                                                                              -------------     -------------
TOTALS ...................................................................................    $  12,784,415     $  18,024,003
                                                                                              =============     =============


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

                             EARTHSHELL CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                             FOR THE                            FOR THE                NOVEMBER 1,
                                                           THREE MONTHS                        SIX MONTHS                1992
                                                          ENDED JUNE 30,                      ENDED JUNE 30,          (INCEPTION)
                                                  ------------------------------    -----------------------------   THROUGH JUNE 30,
                                                      2003             2002             2003             2002             2003
                                                  -------------    -------------    -------------    -------------    -------------
Operating Expenses:
Related party license fee and research and
    development expenses ......................   $     304,667    $     468,313    $     658,467    $     768,313    $  70,537,375
Other research and development expenses .......       1,707,507        3,809,063        3,604,493       10,476,222      137,882,148
Related party general and administrative
    expenses ..................................            --             (6,111)          (4,074)         (12,222)       2,187,540
Other general and administrative expenses .....       1,193,342        2,122,397        3,047,044        4,599,871       65,469,729
Depreciation and amortization .................         103,636          795,352          216,276        1,590,705       22,677,706
Related party patent expenses .................            --               --               --               --          8,693,105
                                                  -------------    -------------    -------------    -------------    -------------
    Total operating expenses ..................       3,309,152        7,189,014        7,522,206       17,422,889      307,447,603
Other Expenses (Income):
Interest income ...............................         (24,299)         (20,977)         (64,251)         (42,914)     (10,873,884)
Related party interest expense ................          94,932             --            170,234             --          5,007,564
Other interest expense ........................         344,970              872          922,737              872        2,911,355
Gain on sales of property and equipment .......          (7,000)          (9,500)         (63,000)          (9,500)        (504,413)
Other expenses (income) .......................        (109,571)            --             86,958             --             86,958
Loss on extinguishment of debentures ..........            --               --          1,697,380             --          1,697,380
Debenture conversion costs ....................            --               --            105,847             --            426,817
                                                  -------------    -------------    -------------    -------------    -------------
Loss before income taxes ......................       3,608,184        7,159,409       10,378,111       17,371,347      306,199,380
Income taxes ..................................            --               --                800              800           13,471
                                                  -------------    -------------    -------------    -------------    -------------
Net loss ......................................       3,608,184        7,159,409       10,378,911       17,372,147      306,212,851
Preferred dividends ...........................            --               --               --               --          9,926,703
                                                  -------------    -------------    -------------    -------------    -------------
Net loss available to common
    stockholders ..............................   $   3,608,184    $   7,159,409    $  10,378,911    $  17,372,147    $ 316,139,554
                                                  =============    =============    =============    =============    =============
Basic and diluted loss per common
    share .....................................   $        0.02    $        0.05    $        0.07    $        0.13    $        3.22
Weighted average number of common
    shares outstanding ........................     156,161,546      133,773,696      152,256,270      129,101,672       98,163,806


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